UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DFP Healthcare Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	84-3562323 (I.R.S. Employer Identification No.)

780 Third Avenue, 37th Floor New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 236578

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of DFP Healthcare Acquisitions Corp. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333- 236578), originally filed with the U.S. Securities and Exchange Commission on February 21, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1

Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

3.2

Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

4.1

Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

4.2

Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

4.3

Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

10.1

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

10.2

Form of Registration Rights Agreement among the Registrant, DFP Sponsor LLC and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333- 236578), filed with the U.S. Securities and Exchange Commission on March 5, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DFP HEALTHCARE ACQUISITIONS CORP.

Date: March 10, 2020	By:	/s/ Christopher Wolfe
		Name:	Christopher Wolfe
		Title:	Chief Financial Officer